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                                                                  EXHIBIT 23.1

             Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos 333-17299, 333-15181, 33-80706, and 33-65756) pertaining to the
1996 Employee Stock Purchase Plan, 1995 Nonstatutory Stock Option Plan and the 1993 Stock Option Plan, Stock Purchase Plan and Director Stock Option Plan of our report dated January 28, 1997 with respect to the consolidated financial statements and schedule of OPTi Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                        /s/ Ernst & Young LLP


San Jose, California
March 28, 1997